UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 5, 2013

(Date of earliest event reported)

MIDWAY GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	001-33894 (Commission File Number)	98-0459178 (IRS Employer Identification No.)

Point at Inverness, Suite 280 8310 South Valley Highway Englewood, Colorado (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:   (720) 979-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2013, Midway Gold Corp.’s (the “Registrant”, “we”, “us” or “our”) Board of Directors appointed Bradley J. Blacketor to serve as our Chief Financial Officer commencing on December 5, 2013 (the “Effective Date”). In connection with Mr. Blacketor’s appointment, Mr. Fritz K. Schaudies, our current interim Chief Financial Officer, resigned his position as our interim Chief Financial Officer. We would like to thank Mr. Schaudies for his service.

Mr. Blacketor previously served as Chief Financial Officer of Gold Resource Corporation from May 8, 2012 to October 2013. Prior to his time at Gold Resource Corporation, Mr. Blacketor served as the Chief Financial Officer of Bear Creek Mining Corporation from February 2011 until May 2012. Prior to that, he served in various capacities with Metallica Resources Inc. from April 1997 to May 2009, including as its Vice President, Secretary and Chief Financial Officer prior to the company’s merger with New Gold Inc. Mr. Blacketor provided financial consulting services from May 2009 until February 2011 and was part-time CFO of Mundoro Capital Inc. from March 2010 until March 2011. Mr. Blacketor has served as a director of Kaminak Gold Corporation since February 2013, and was a director of Grayd Resource Corporation from May 2009 until December 2011. Mr. Blacketor is a CPA who began his career in public accounting principally with Touche Ross & Co. in Denver, Colorado. He received his MBA from Colorado State University and Bachelor of Science degree in Business Administration with distinction from Indiana University. Mr. Blacketor has no family relationship with any of our directors or other executive officers. There are no transactions in which Mr. Blacketor has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Blacketor’s base salary will be $215,000. In addition, Mr. Blacketor will be eligible to participate in (i) our short term incentive plan on a pro-rated basis, (ii) our stock option plan and (iii) any other benefit program offered by us to our employees. On the Effective Date, our Board of Directors granted Mr. Blacketor stock options to purchase up to 200,000 shares of our common stock (the “Stock Options”). The Stock Options vest one year from the Effective Date in increments of one-third per year over a three-year period. The exercise price of the Stock Options will be the closing price of our common shares on the NYSE MKT on December 5, 2013.

Item 7.01. Regulation FD Disclosure.

On December 5, 2013, we issued a press release announcing the appointment of Mr. Blacketor as our Chief Financial Officer.  A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Exhibits.

The following Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

99.1   Press Release dated December 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GOLD CORP.

DATE: December 5, 2013	By:	/s/ Kenneth A. Brunk
Kenneth A. Brunk Chairman, President and CEO

EXHIBIT INDEX

The following Exhibit relating to 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

Exhibit	Description
99.1	Press Release dated December 5, 2013